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                                                               September 5, 1997

Life Re Corporation
969 High Ridge Road
Stamford, Connecticut 06905

           Re:       Registration Statement on Form S-3

Dear Sirs:

           As general counsel to Life Re Corporation (the "Company"), I am delivering to you this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission covering the proposed sale by two selling stockholders (the "Selling Stockholders") of up to 67,000 shares of the Company's Common Stock, $.001 par value (the "Shares").

           In connection with rendering this opinion, I have examined such corporate records, certificates and other documents as I have considered necessary for the purposes hereof. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as copies and the conformity to the original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

           Based upon the foregoing, I am of the opinion that the Shares to be registered for sale by the Selling Stockholders under the Registration Statement have been duly authorized and, when sold in the manner provided in the Prospectus, will be validly issued, fully paid and non-assessable.

           This opinion is rendered under and limited to the laws of the General Corporation law of the State of Delaware and the Federal law of the United States.

           I consent to the filing of this opinion with and as a part of the Registration Statement.

                                             Very truly yours,
                                             /s/ W. Weldon Wilson
                                             W. Weldon Wilson
                                             General Counsel